Putnam Money Market Fund, September 30, 2004, annual report

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended September 30, 2004, Putnam Mangagement
 has assumed $189,110 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	28,599
		Class B	1,338
		Class C	87

72DD2		Class M	349
		Class R	0
		Class T	489

73A1		Class A	0.0068
		Class B	0.0018
		Class C	0.0018

74A2		Class M	0.0053
		Class R	0.0027
		Class T	0.0043

74U1		Class A	3,537,862
		Class B	520,475
		Class C	40,935

74U2		Class M	54,392
		Class R	131
		Class T	124,394

74V1		Class A	1.0000
		Class B	1.0000
		Class C	1.0000

74V2		Class M	1.0000
		Class R	1.0000
		Class T	1.0000